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                                                                   Exhibit 11.1



                 CAPITAL FACTORS HOLDING, INC. AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE

                                                                               Six Months Ended June 30,
     PRIMARY                                                                   1997                1996
                                                                     ---------------------    -----------------
     Weighted average number of common shares outstanding                      12,300,000          10,000,000
     Common equivalent shares outstanding - options                                     0                   0
                                                                     ---------------------    -----------------

     Total common and common equivalent shares outstanding                     12,300,000          10,000,000
                                                                     ---------------------    -----------------

     Net income                                                           $     5,459,550       $   4,461,160
                                                                     ---------------------    -----------------

     Primary earnings per share                                           $          0.44       $        0.45
                                                                     =====================    =================

     FULLY DILUTED

     Weighted average number of common shares outstanding                      12,300,000          10,000,000
     Common equivalent shares outstanding - options                               323,651                   0
                                                                     ---------------------    -----------------

     Total common and common equivalent shares outstanding                     12,623,651          10,000,000
                                                                     ---------------------    -----------------

     Net income                                                          $      5,459,550       $   4,461,160
                                                                     ---------------------    -----------------

     Fully diluted earnings per share                                    $           0.43       $        0.45
                                                                     =====================    =================





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